UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on February 14, 2017. On Proposal 1 - Election of Directors, the votes received were as follows:

	For	Against	Abstain	Broker Non-Votes
James J. Peterson	102,981,338	2,572,383	48,359	4,291,568
Dennis R. Leibel	103,323,350	2,233,632	45,098	4,291,568
Kimberly E. Alexy	103,276,940	2,280,850	44,290	4,291,568
Thomas R. Anderson	103,302,358	2,251,942	47,780	4,291,568
William E. Bendush	101,914,473	3,642,101	45,506	4,291,568
Paul F. Folino	101,961,543	3,589,719	50,818	4,291,568
William L. Healey	103,318,982	2,233,833	49,265	4,291,568
Matthew E. Massengill	102,431,880	3,120,383	49,817	4,291,568
On Proposal 2 - Advisory Vote on Executive Compensation, the votes received were as follows:

For	Against	Abstain	Broker Non-Votes
47,929,759	57,543,371	128,950	4,291,568
On Proposal 3 - Ratification of Independent Registered Public Accounting Firm, the votes received were as follows:

For	Against	Abstain	Broker Non-Votes
107,916,482	1,915,263	61,903	Not Applicable

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)
By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Date: February 17, 2017